UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1937

Date of Report (Date of earliest event reported): August 26, 2008

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization	File Number)	Identification Number)

201 Daktronics Drive

Brookings, SD 57006

(Address of principal executive office) (zip code)

(605) 692-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 7.01	Regulation FD Disclosure

In connection with the conference call broadcast by Daktronics, Inc. (the "Company") on August 26, 2008, management stated, "We are comfortable with the current consensus estimate for the top-line for the rest of the year."  This statement refers to the current consensus estimate of revenue for the rest of the Company's 2009 fiscal year, which approximates $457.39 million.  This includes $157.52 million, $144.62 million and $155.25 million for the Company's second, third and fourth fiscal quarters, respectively.  It was not in reference to the annual consensus estimate of $598.6 million.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.
By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: August 26, 2008